SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2023

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.10 per share	WTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 20, 2023, Watts Water Technologies, Inc. (the “Company”) borrowed $210 million under that certain Second Amended and Restated Credit Agreement by and among the Company, certain subsidiaries of the Company, the lenders and other parties from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended by Amendment No. 1 dated August 2, 2022 (the “Amended Credit Agreement”) to partially finance the acquisition of Bradley Corporation (“Bradley”). Including the amount borrowed under the Amended Credit Agreement in connection with the acquisition of Bradley, as of October 20, 2023, the Company has used $310 million of credit under the revolving credit facility provided by the Amended Credit Agreement (the “Revolving Credit Facility”). As of October 20, 2023, the Company has an additional $12.5 million of letters of credit outstanding under the Amended Credit Agreement, and $477.5 million of the Revolving Credit Facility remains unused and potentially available, subject to the terms and conditions of the Amended Credit Agreement. Term loans for up to an additional $500 million may also be issued to the Company under certain circumstances and subject to the terms of the Amended Credit Agreement. A copy of the Amended Credit Agreement was provided as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 1, 2021.

The information contained below under Item 8.01 is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

The full text of the press release issued in connection with the acquisition of Bradley is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 8.01.                                        Other Events

Purchase of Bradley Corporation.

On October 23, 2023, Watts Regulator Co. (“Watts Regulator”), a wholly-owned subsidiary of the Company, purchased all of the issued and outstanding units of membership interest of Bradley following Bradley’s conversion from a Wisconsin corporation into Bradley Company, LLC, a Wisconsin limited liability company, for a purchase price of $303 million, subject to customary adjustments at closing. Watts Regulator funded the acquisition through a combination of a draw on the Company’s Revolving Credit Facility under the Amended Credit Agreement and cash on hand.

Item 9.01.        Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Watts Water Technologies, Inc., dated October 23, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2023	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage
General Counsel, Chief Sustainability Officer & Secretary